Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

BioTime, Inc.
Emeryville, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 18, 2005 relating to the financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
San Francisco, California
August 29, 2005